Exhibit 4.9
NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH REGULATION (EU) 2017/1129 (THE “PROSPECTUS REGULATION”) OR REGULATION (EU) 2017/1129 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (THE “UK PROSPECTUS REGULATION”) FOR THE ISSUE OF NOTES DESCRIBED BELOW.
18 April 2024
KLARNA HOLDING AB (publ)
Legal Entity Identifier (LEI): 984500CCFABF562J8533
Issue of
U.S.$100,000,000 Subordinated Floating Rate Notes due 2034
under the
EUR 3,000,000,000 Euro Medium Term Note Programme
PART A – CONTRACTUAL TERMS
Any person making or intending to make an offer of the Notes may only do so in circumstances in which no obligation arises for the Issuer or any Dealer to publish a prospectus pursuant to either of Article 3 of the Prospectus Regulation or section 85 of the FSMA or to supplement a prospectus pursuant to either Article 23 of the Prospectus Regulation or Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer.
This document constitutes the Pricing Supplement for the Notes described herein. This document must be read in conjunction with the terms and conditions (the “Conditions”) set forth in the Base Prospectus dated 19 June 2023 (the “Base Prospectus”). The Base Prospectus has been published on the website of the Irish Stock Exchange plc trading as Euronext Dublin at https://live.euronext.com.
Terms used herein shall be deemed to be defined as such for the purposes of the Conditions.

1	Issuer:		Klarna Holding AB (publ)
2	(i)	Series Number:	1
	(ii)	Tranche Number:	1
	(iii)	Date on which the Notes will be consolidated and form a single Series:	Not Applicable
3	Specified Currency or Currencies:		United States dollars (“U.S.$”)
4	Aggregate Nominal Amount:		U.S.$100,000,000
	(i)	Series:	U.S.$100,000,000
	(ii)	Tranche:	U.S.$100,000,000
5	Issue Price:		100 per cent of the Aggregate Nominal Amount

6	(i) Specified Denomination(s):	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof
	(ii) Calculation Amount:	U.S.$1,000
7	(i) Issue Date:	19 April 2024
	(ii) Interest Commencement Date:	Issue Date
8	Maturity Date:	Interest Payment Date falling on or nearest to 19 April 2034
9	Interest Basis:	SOFR (Index) + 7.00 per cent Floating Rate
10	Redemption/Payment Basis:	Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at 100 per cent of their nominal amount
11	Change of Interest Basis or Redemption/Payment Basis:	Not Applicable
12	Call Option:	Issuer Call (see paragraph 18 below)
13	(i) Status of the Notes:	Subordinated – Condition 3(c) will apply
	(a)Redemption upon occurrence of a MREL Disqualification Event and amounts payable on redemption thereof:	Not Applicable
(b)Redemption upon occurrence of Capital Event and amounts payable on redemption thereof:
Applicable – Condition 5(h) will apply
If the Issuer elects to redeem the Notes following the occurrence of a Capital Event pursuant to Condition 5(h), the Notes shall be redeemed in the amount of U.S.$1,000 per Calculation Amount
Partial Capital Exclusion: Not Applicable

	(c)Redemption for taxation reasons:	Condition 5(b) will apply Tax Event Call Applicable – Condition 5(b)(A)(ii) will apply
	(d) Substitution or variation:	Applicable – Condition 5(k) will apply
	(e)Clean-Up Call Option:	Not Applicable
	(ii) Date Board approval for issuance of Notes obtained:	Not Applicable
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
14	Fixed Rate Note Provisions: (Condition 4(a))	Not Applicable

15	Reset Note Provisions (Condition 4(b))		Not Applicable
16	Floating Rate Note Provisions: (Condition 4(c))		Applicable
	(i)	Specified Period(s)/Specified Interest Payment Dates:	19 January, 19 April, 19 July and 19 October in each year, commencing on and including 19 July 2024 up to and including the Maturity Date
	(ii)	Business Day Convention:	Following Business Day Convention
	(iii)	Business Centre(s):	London and New York
	(iv)	Manner in which the Rate(s) of Interest is/are to be determined:	Screen Rate Determination
	(v)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Principal Paying Agent):	Not Applicable
	(vi)	Screen Rate Determination:
		- Reference Rate, Relevant Time and Relevant Financial Centre:	Reference Rate: SOFR (Index) Relevant Time: As per Condition 4(c)(ii)(V) Relevant Financial Centre: Not Applicable
		- Interest Determination Date(s):	As per Condition 4(c)(ii)(V)
		- Relevant Screen Page:	Not Applicable
		- Relevant Fallback Screen Page:	Not Applicable
		- Observation Method:	Not Applicable
		- Lag Look-back Period:	Not Applicable
		- Observation Shift Period:	Not Applicable
		- SONIA Compounded Index Observation Shift Period:	Not Applicable
		- p:	As per Conditions
		- Lock-out date:	Not Applicable
	(vii)	Linear Interpolation:	Not Applicable
	(viii)	Margin(s):	+7.00 per cent per annum
	(ix)	Minimum Rate of Interest:	Not Applicable
	(x)	Maximum Rate of Interest:	Not Applicable
	(xi)	Day Count Fraction:	Actual/360

	(xii)	Fall back provisions, rounding provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	As per Conditions
	(xiii)	Benchmark Discontinuation – Independent Adviser:	Not Applicable
	(xiv)	Benchmark Discontinuation – ARRC SOFR:	Applicable
17	Zero Coupon Note Provisions:		Not Applicable
PROVISIONS RELATING TO REDEMPTION
18	Issuer Call:		Applicable
	(i)	Optional Redemption Date(s):	Any day falling in the period from and including 19 April 2029 to (and including) 19 July 2029 and on each Interest Payment Date thereafter to (but excluding) the Maturity Date
	(ii)	Optional Redemption Amount(s) and method, if any, of calculation of such amount(s):	U.S.$1,000 per Calculation Amount
	(iii)	If redeemable in part:
	(a)Minimum Redemption Amount:		Not Applicable
	(b)Maximum Redemption Amount:		Not Applicable
	(iv)	Notice period (if other than as set out in the Conditions):	As per Condition 5(c)
19	Final Redemption Amount:		U.S.$1,000 per Calculation Amount
20	Early Redemption Amount:

Early Redemption Amount(s) payable on redemption for taxation reasons or on Event of Default or other early redemption and/or the method of calculating the same (if required or if different from that set out in Condition 5(d)):
U.S.$1,000 per Calculation Amount
21	Notice Period for Condition 5(b) (Early Redemption for Taxation Reasons) (if other than as set out in the Conditions):		As per Condition 5(b)

22	Notice Period for Condition 5(h) (Subordinated Notes – Redemption Upon the Occurrence of a Capital Event) (if other than as set out in the Conditions):	As per Condition 5(h)
23	Notice Period for Condition 5(i) (Senior Preferred Notes and Senior Non- Preferred Notes - Redemption upon occurrence of a MREL Disqualification Event) (if other than as set out in the Conditions):	Not Applicable
24	Notice Period for Condition 5(k) (Substitution or Variation) (if other than as set out in the Conditions):	As per Condition 5(k)
25	Notice Period for Condition 5(l) (Clean- Up Call Option) (if other than as set out in the Conditions):	Not Applicable
GENERAL PROVISIONS APPLICABLE TO THE NOTES
26	Form of Notes:
	(i) Form:	Registered Notes: Registered Global Note
	(ii) New Global Note:	No
27	Financial Centre(s) or other special provisions relating to Payment Days:	London and New York
28	Talons for future Coupons to be attached to Definitive Notes:	Not Applicable
29	Other final terms:	Not Applicable
30	Third Party Information:	Not Applicable

Signed on behalf of the Issuer:
By:

Duly authorised

PART B – OTHER INFORMATION

1	LISTING AND ADMISSION TO TRADING
	(i)	Listing:	None
	(ii)	Admission to trading:	Not Applicable
	(iii)	Estimate of total expenses related to admission to trading:	Not Applicable
2	RATINGS
	Ratings:		The Notes to be issued have not been rated.
3	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE/OFFER So far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.
4	OPERATIONAL INFORMATION
	(i)	ISIN Code:	XS2805243958
	(ii)	Common Code:	280524395
	(iii)	Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking S.A. (together with the address of each such clearing system) and the relevant identification number(s):	Not Applicable
	(iv)	Settlement procedures:	Customary medium term note settlement and payment procedures apply
	(v)	Delivery:	Delivery free of payment
	(vi)	Names and addresses of additional Transfer Agents and/or Paying Agent(s):	None

	(vii)	Intended to be held in a manner which would allow Eurosystem eligibility:
No. Whilst the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

5	DISTRIBUTION
	(i)	Method of distribution:	Direct private placement by Issuer
	(ii)	If syndicated, names of Managers:	Not Applicable
	(iii)	Date of Subscription Agreement:	Not Applicable
	(iv)	Stabilisation Manager(s) (if any):	Not Applicable
	(v)	If non-syndicated, name of Dealer:	Not Applicable
	(vi)	Whether TEFRA D rules are applicable or TEFRA rules are not applicable:	TEFRA not applicable
	(vii)	Additional selling restrictions:	Not Applicable
	(viii)	Prohibition of Sales to EEA Retail Investors:	Not Applicable
	(ix)	Prohibition of Sales to UK Retail Investors:	Not Applicable
6	REASONS FOR THE OFFER
	Reasons for the offer		General corporate purposes